1 Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed. PURCHASE AND SALE AGREEMENT This Purchase and Sale Agreement (this “Agreement”) is made as of March 29th, 2021 (the “Execution Date”), by and between TG BARNETT RESOURCES LP, a Texas limited partnership (“Seller”), and EVOLUTION PETROLEUM CORPORATION, a Nevada corporation (“Purchaser”). Seller and Purchaser are sometimes referred to in this Agreement collectively as the “Parties” and individually as a “Party.” WITNESSETH WHEREAS, Seller is the owner of the Assets (as defined below); WHEREAS, Seller is willing to sell the Assets to Purchaser, and Purchaser is willing to purchase the Assets from Seller, upon the terms and conditions set forth in this Agreement; NOW THEREFORE, in consideration of the mutual promises and covenants of the Parties contained in this Agreement, the sufficiency of which is duly acknowledged, the Parties agree as follows: ARTICLE I PURCHASE AND SALE 1.1 Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase the Assets from Seller, and Seller agrees to sell, transfer and assign the Assets to Purchaser, as of the Effective Time, as set forth below. 1.2 Assets. The term “Assets” shall mean all Seller’s right, title and interests in: A. All oil and gas leases, subleases and other leaseholds, interests in fee, carried interests, reversionary interests, net profits interests, royalty interests, forced pooled interests, overriding royalty interests, mineral interests (including, without limitation, those included in Exhibit F and Exhibit G), easements, right of ways, surface use agreements and other surface rights, other property and interests, and all rights incident thereto and derived therefrom, together with all rights, benefits and powers conferred upon the holder thereof with respect to the use and occupation of the lands described on Exhibit A (the “Lands”) or lands pooled or unitized therewith, and including without limitation those leases described in Exhibit A (the “Leases”). B. All wells on the Leases or lands pooled or unitized therewith including without limitation those wells described on Exhibit B (the “Wells”) and all lease and surface equipment, flowlines and pipelines appurtenant thereto and used or held for use primarily in connection with the operation or production of the Assets, and all personal property, fixtures, plants, improvements, joint accounts, easements, rights-of-way and appurtenances primarily used in connection with or primarily related to the Wells or the Leases. Exhibit 10.1

2 C. All Contracts set forth on Schedule 1.2C (collectively, the “Assumed Contracts”), including all rights, obligations, and interests in all such Assumed Contracts. For purposes of this Agreement, “Contract” means any contract, agreement, lease, sublease, conditional sales contract, license, sublicense, franchise agreement, obligation, promise, undertaking, commitment or other binding arrangement that is primarily related to the Assets, but expressly excluding the Leases. D. Without limiting the foregoing, but subject to Section 1.3, all other right, title and interest of Seller of whatever kind or character, whether legal or equitable, vested or contingent, in and to the oil, gas and other minerals in and under or that may be produced from or attributable to the Lands and lands pooled or unitized therewith, whether such interests are specifically described in Exhibit A, and even though such interest of Seller may be incorrectly described in or omitted from Exhibit A. E. Except with respect to the Excluded Assets and the Excluded Liabilities, (1) all claims, refunds, abatements, variances, allocations, causes of action, claims for relief, rights of recovery, audit rights, rights of set-off, rights of indemnity, contribution or recoupment, counter-claims, cross-claims and defenses of Seller to the extent related to the Assets and arising or relating to events occurring from and after the Effective Time and (2) all trade credits, accounts receivable, note receivables, take or pay amounts receivable, and other receivables attributable to the Assets, with respect to any period of time on and after the Effective Time. F. To the extent transferable, all files, records and data primarily relating to the items described in subsections A through E above including well data, logs, geophysical data, engineering records, title records (including abstracts of title, title opinions, title reports and title curative documents), contracts, correspondence, and all related matters in the possession of Seller (the “Records”). 1.3 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the Assets do not include, and there is excepted and reserved unto Seller all assets, properties, and business of Seller related to the Assets described on Schedule 1.3, together with any rights, liabilities, or obligations associated with such assets (the “Excluded Assets”). 1.4 Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall not assume and shall not be obligated to assume or be obliged to pay, perform, or otherwise discharge any obligations or liabilities of Seller as follows (such excluded obligations and liabilities, the “Excluded Liabilities”): A. to the extent that they are attributable to or arise out of the Excluded Assets; B. all Indebtedness (defined below) for borrowed money of Seller; C. taxes imposed on or with respect to the ownership or operation of the Assets or the production of hydrocarbons or the receipt of proceeds therefrom that are attributable to any tax period (or portion thereof) ending before the Effective Time; D. liabilities associated with the disposal or transportation of any Hazardous Materials from the property associated with the Assets to any location not on such property or lands

3 pooled or unitized therewith prior to the Effective Time; E. death or personal injury to third party individuals related to or arising out of Seller’s or any of its affiliate’s ownership or operation of the Assets occurring prior to Closing; F. all Covered Encumbrances. A “Covered Encumbrance” is an encumbrance against title of which Purchaser notifies Seller on or before a date that is [***] months following Closing, and satisfies all of the following criteria: (i) is not a Permitted Encumbrance, (ii) would not qualify as a Title Defect if it had been asserted prior to the Defect Notice Deadline, without considering the exclusionary effect of the Individual Title Defect Threshold, and (iii) was in effect on the Effective Time. G. any unpaid royalties with respect to the ownership or operation of the Assets occurring prior to the Effective Time. 1.5 Effective Time. Ownership of the Assets shall be transferred from Seller to Purchaser at the Closing, effective as of 12:01 A.M. (local time where the respective Assets are located) on 1st January 2021 (the “Effective Time”). ARTICLE II PURCHASE PRICE 2.1 Determination of Adjusted Purchase Price. The purchase price for the Assets shall be TWENTY THREE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($23,250,000) (the “Purchase Price”). The Purchase Price shall be allocated among the Assets as set forth in Exhibit C (each an “Allocated Value”). The Purchase Price shall be adjusted upward by the following: A. The amount of expenditures actually incurred and paid by Seller that are attributable to the Assets between the Effective Time and the Closing (as defined in Section 7.1) including capital expenditures and other charges and expenses billed under applicable operating agreements and all prepaid expenses related to a Well. Expenditures shall be deemed to be “incurred” for purposes of this Section 2.1 in accordance with generally accepted accounting principles and Council of Petroleum Accountants Society (“COPAS”) standards, as implemented by Seller in the ordinary course of its business. For the avoidance of doubt, capital expenditures and other charges and expenses shall be deemed to have been incurred when the work is performed or the goods delivered or, in the case of royalty or overriding royalty, in the month of production. B. An amount equal to the agreed value of all hydrocarbons in storage above the pipeline connections, exclusive of tank bottoms, at the Effective Time, that is credited to the Wells and which stored hydrocarbons have not been sold by Seller. C. Any upward adjustment agreed upon in writing by Seller and Purchaser. The Purchase Price shall be adjusted downward by the following: A. The amount of the proceeds received by Seller that are attributable to the Assets after the Effective Time (net of any royalties and any production, severance, sales or other

4 similar taxes not reimbursed to Seller by the purchaser of production or not included in 2.1 A above). B. An amount equal to the reduction in the Purchase Price for uncured Title Defects, Excluded Phase II Assets and uncured Environmental Defects, determined in accordance with Section 3.4, Section 3.7, Section 3.10 and Section 3.12 below. C. An amount equal to the Allocated Value of any Asset excluded from this Agreement pursuant to the terms of this Agreement. D. Seller’s estimated share of ad valorem taxes for 2021 through the Effective Time pursuant to Section 9.1 below. E. Any downward adjustment agreed upon in writing by Seller and Purchaser. 2.2 Payment of the Purchase Price. Purchaser shall pay the Purchase Price, as adjusted pursuant to Section 2.1 above, by wire transfer of immediately available funds to Seller at Closing. 2.3 Deposit. Contemporaneously herewith, Purchaser has paid Seller the sum of TWO MILLION THREE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($2,325,000), being ten percent (10%) of the unadjusted Purchase Price (the “Deposit Amount”). At Closing, Purchaser will pay the amount equal to the adjusted Purchase Price minus the Deposit Amount in accordance with Clause 2.2 above. In the event that Closing does not occur in accordance with Section 7.1, Purchaser is not otherwise obligated under the terms of this Agreement to close, and Purchaser has no uncured breach of its obligations hereunder in any material respect, and Seller has not terminated this Agreement for breach of this Agreement by Purchaser, the Deposit Amount will be promptly returned to Purchaser and this Agreement will terminate. In the event that Closing does not occur in accordance with Section 7.1, and Purchaser is obligated under the terms of this Agreement to close, or Seller has not terminated this Agreement after Purchaser has an uncured breach of its obligations hereunder in any material respect, the Deposit Amount will be retained by Seller as its sole and exclusive remedy and as liquidated damages and not as a penalty and this Agreement will terminate. ARTICLE III TITLE AND ENVIRONMENTAL MATTERS 3.1 Title Examination. As soon as is reasonably practicable after the execution of this Agreement, Seller shall make available to Purchaser all title data in Seller’s possession, or to which Seller has reasonable access, relating to the Assets, including the following: A. Title opinions, abstracts of title, title status reports, and curative matters; B. The operating agreements, pooling and unitization agreements, declarations of pooling or unitization, communitization agreements, pooling orders, farm-out and farm-in agreements, exploration agreements, area of mutual interest agreements, participation agreements, assignments, oil sales contracts, gas sales, gas processing, gas gathering, and transportation agreements, surface leases, rights-of-way, easements, servitudes, permits,

5 licenses, and other instruments and agreements pertaining to the Leases or the Wells, to the extent the same can be shared in accordance with law and the terms of any applicable contracts (the “Existing Contracts”); C. Records relating to the payment of rentals, royalties, shut-in gas royalties, and other payments due under any Lease or Existing Contract; D. Records relating to filing of returns for or the payment of ad valorem, property, production, severance, excise and other taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom; and E. Ownership reports, maps and surveys. Purchaser shall be entitled to perform or cause to be performed, at Purchaser’s expense, such additional title examination as Purchaser deems necessary or appropriate. Seller shall cooperate reasonably with Purchaser in Purchaser’s efforts to examine and clear title. 3.2 Title Defects. For purposes of this Agreement, a “Title Defect” means any particular defect in or failure of Seller's ownership of any Lease or Well that causes Seller not to have Defensible Title and that has attributable thereto a Title Defect Amount in excess of [***] dollars ($[***]) (the “Individual Title Defect Threshold”). A. “Defensible Title” shall mean such title that: (i) is free and clear of all liens, defects and encumbrances, except for Permitted Encumbrances; (ii) is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same acting reasonably; (iii) entitles Seller to receive not less than the net revenue interest set forth in Exhibit A or Exhibit B, as applicable, in all hydrocarbons produced from the Lease or Well from the currently producing zone of any such Well; and (iv) obligates Seller to bear not more than the working interest set forth in Exhibit A or Exhibit B, as applicable, in the Lease or Well without increase at any time during the productive life or abandonment thereof unless there is a corresponding proportionate increase in the applicable net revenue interest. B. “Title Benefit” means such title, burdens or effects under Assumed Contracts, easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that:

6 (i) entitles Seller to receive more than the net revenue interest set forth in Exhibit A or Exhibit B, as applicable, in the Lease or Well to the extent the same does not cause a greater than proportionate increase in the working interest therein above that shown on Exhibit A or Exhibit B, as applicable; or (ii) entitles Seller to less than the working interest set forth in Exhibit A or Exhibit B, as applicable, in the Lease or Well, as applicable, to the extent the same causes a decrease in Seller’s Working Interest that is proportionately greater than the decrease in Seller’s Net Revenue Interest therein below that shown on Exhibit A or Exhibit B, as applicable. C. “Permitted Encumbrances” shall mean: (i) Royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, and other burdens, to the extent that any such burden does not reduce Seller’s net revenue interest below that shown in Exhibit A or Exhibit B, as applicable, or increase Seller’s working interest above that shown in Exhibit A or Exhibit B, as applicable, without a proportionate increase in the net revenue interest; (ii) The Assumed Contracts to the extent that they do not, individually or in the aggregate, reduce Seller’s net revenue interest below that shown in Exhibit A or Exhibit B, as applicable, or increase Seller’s working interest above that shown in Exhibit A or Exhibit B, as applicable, without a proportionate increase in the net revenue interest; (iii) Liens for current taxes or assessments not yet due and payable or, if due and payable, being contested in good faith by appropriate actions; (iv) Materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’ or other similar liens arising in the ordinary course of business incidental to production or operation of the Assets that are not due and payable (including any amounts being withheld as provided by applicable law) and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith; (v) All rights to consent by, required notices to, filings with, or other actions by any Governmental Authority having jurisdiction in connection with the sale or conveyance of the Assets pursuant to this or to any future transaction if they are not required or not customarily obtained prior to the sale or conveyance; (vi) Rights of notice or reassignment of a leasehold interest to the holders of such reassignment rights prior to surrendering or releasing such leasehold interest and any assertion, contention or claim that any Lease has expired due to a lack of production in paying quantities or otherwise; (vii) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, to the extent that they do not (a) reduce Seller’s net revenue interest below that shown in Exhibit A or Exhibit B, as

7 applicable, (b) increase Seller’s working interest above that shown in Exhibit A or Exhibit B, as applicable, without a proportionate increase in net revenue interest, or (c) detract in any material respect from the value of, or interfere in any material respect with the use, ownership or operation of the Assets subject thereto or affected thereby (as currently used, owned and operated) and which would be considered acceptable by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties; (viii) All rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets in any manner, and all obligations and duties under all applicable laws or under any franchise, grant, license or permit issued by any such Governmental Authority; (ix) Any lien, charge, encumbrance, obligation, security interest, irregularity, pledge, or other defect on or affecting the Assets which is discharged by Seller at or prior to Closing; and (x) Any other encumbrance, defect or irregularity that would not interfere in any material respect with the current use or operation of any Asset or materially reduce the value thereof. The transfer of the Assets by Seller to Purchaser shall be by warranty of title to the interest percentages shown on Exhibit A and Exhibit B, by, through, and under Seller, but not otherwise, and subject to the Permitted Encumbrances. 3.3 Notice of Title Defects. Purchaser shall notify Seller in writing as soon as practicable after Purchaser has knowledge of any Title Defect, but in no event later than 5:00 p.m. CST ten (10) days prior to Closing (“Defect Notice Deadline”). Any Title Defects not asserted by Purchaser by the Defect Notice Deadline shall be deemed waived by Purchaser and shall become a Permitted Encumbrance. Seller shall notify Purchaser in writing as soon as reasonably possible after Purchaser has knowledge of any Title Benefit. 3.4 Remedy for Title Defects. Subject to the terms of this Agreement, the Purchase Price shall be reduced by the aggregate amount of the uncured Title Defect Amounts. The “Title Defect Amount” means, with respect to an Asset affected by a Title Defect (“Title Defect Asset”), the amount by which such Title Defect Asset is impaired as a result of the existence of one or more Title Defects, which amount shall be determined as follows: A. The Title Defect Amount with respect to a Title Defect Asset shall be determined by taking into consideration the Allocated Value of the Title Defect Asset, the portion of the Title Defect Asset subject to such Title Defect, and the legal effect of such Title Defect and any Title Benefit on the Title Defect Asset affected thereby; provided, however, that: (i) if such Title Defect, after consideration of Title Benefits applicable thereto, if any, is in the nature of Seller's net revenue interest in an Title Defect Asset being less than the net revenue interest set forth in Exhibit A or Exhibit B and the working interest of such Title Defect Asset remains the same or is not proportionately decreased, then the Title Defect Amount shall equal the Allocated Value for the relevant Title Defect Asset multiplied by

8 the percentage reduction in such net revenue interest as a result of such Title Defect taking into account the change in the working interest, if any or (ii) if such Title Defect is in the nature of a lien, then the Title Defect Amount shall equal the amount required to fully discharge such Lien; B. The Title Defect Amount for Title Defect not described in Section 3.4A(i) or Section 3.4A(ii) shall be an amount equal to the difference between the value of the Title Defect Asset with such Title Defect and the value of such Title Defect Asset without such Title Defect (taking into account the portion of the Allocated Value of the Title Defect Asset); and C. Notwithstanding anything to the contrary contained in this Agreement, a Title Defect Amount may not exceed the Allocated Value for such Title Defect Asset. D. Notwithstanding anything to the contrary contained in this Agreement, any reduction in the Purchase Price with respect to Title Defects shall be subject to the Aggregate Defect Deductible limitations described in Section 3.12 of this Agreement. Seller shall have the right to cure any Title Defect on or prior to Closing. If Seller does not cure a Title Defect on or prior to Closing, Seller shall have the option, by notice in writing to Purchaser on or before Closing, to (i) keep the Asset affected by the Title Defect, in which event such Asset shall become an Excluded Asset and the Purchase Price shall be reduced by the Allocated Value of the affected Asset, (ii) convey the Asset affected by the Title Defect to Purchaser and, subject to this Section 3.4, reduce the Purchase Price by the relevant Title Defect Amount, or (iii) attempt to cure such Title Defect after Closing in accordance with this Section 3.4. If Seller is unable to cure a Title Defect on or prior to Closing, Seller shall have the option, by notice in writing to Purchaser on or before Closing, to attempt to cure the Title Defect (a “Post- Closing Defect”) for a period of ninety (90) days following the Closing Date. In such event, the closing transactions will close as provided in this Agreement, but an amount equal to the applicable Title Defect Amount to which the Post-Closing Defect pertains shall be deducted from the Purchase Price otherwise payable at Closing as provided above. Purchaser will act in good faith and reasonably cooperate with Seller after the Closing to timely cure a Post-Closing Defect. If a Post-Closing Defect has been cured within the 90-day period following the Closing Date, then Purchaser shall pay to Seller within five (5) Business Days, the amount deducted from the Purchase Price otherwise payable at Closing. 3.5 Environmental Examination. Upon reasonable notice to Seller and subject to compliance with any applicable surface use restrictions and obtaining any required consents of third parties, including third party operators of the Assets, Seller shall afford to Purchaser and its representatives access to the Assets during normal business hours to conduct, at Purchaser’s sole cost, expense and risk, an environmental review, including a Phase I environmental site assessment, and an evaluation of the Assets’ compliance with Environmental Laws (the “Phase I Environmental Site Assessment”). For the avoidance of doubt, Seller shall promptly request access rights from third parties for Purchaser to conduct such inspections described in this Article III. Without limiting the foregoing, upon execution of this Agreement, Seller shall make available

9 to Purchaser and its representatives upon reasonable notice during normal business hours, (i) all non-privileged environmental, health and safety, and operating records and any other non- privileged material information in Seller’s possession relating to the condition of the Assets, and (ii) Seller’s personnel knowledgeable with respect to the Assets to permit Purchaser to perform its environmental review. 3.6 Confidentiality. Unless otherwise required by applicable law and until Closing occurs, Purchaser shall treat confidentially any matters revealed by Purchaser’s Phase I Environmental Site Assessment and any reports or data generated from such review (the “Environmental Information”), and Purchaser shall not disclose any Environmental Information to any Governmental Authority or other third party without the prior written consent of Seller; provided, that Purchaser shall not disclose any Environmental Information to any Governmental Authority or third party relating to the Excluded Assets without the prior written consent of Seller and that such obligation shall survive this Agreement (regardless of whether the Closing occurs) indefinitely. If this Agreement is terminated prior to the Closing, Purchaser shall deliver the Environmental Information to Seller (except for any report or data subject to privilege or third party disclosure obligations), which Environmental Information shall become the property of Seller. 3.7 Phase II Activity. Notwithstanding anything in this Agreement to the contrary, subject to the provisions below regarding Purchaser’s right to request to conduct Phase II Activity, Purchaser shall not conduct any sampling, boring, drilling or other invasive or subsurface activities on or with respect to any of the Assets (“Phase II Activity”), without the prior written consent of Seller, which may be withheld in Seller’s sole discretion, and Purchaser may not access, and may not conduct any environmental due diligence with respect to, any Assets where Seller does not have the authority to grant access for such due diligence; provided, however, Seller will use commercially reasonable efforts to obtain permission from any third party operator to allow Purchaser and Purchaser’s representatives such access, it being understood by Purchaser that the execution by Purchaser of a customary access agreement may be a condition of such access and that Purchaser shall cause its agents and representatives to at all times obtain and maintain minimum insurance requirements for commercial general liability, workers’ compensation and pollution liability as agreed by Seller and Purchaser in advance of any such due diligence activities by Purchaser which shall be at minimum the same or substantially similar coverage as Purchaser has. If, following the conduct of the Phase I Environmental Site Assessment, Purchaser reasonably and in good faith believes that any Phase II Activity is necessary for its due diligence investigation of any of the Assets in order to determine the existence and/or magnitude of an Environmental Defect, Purchaser shall furnish to Seller for its review written notice (a “Phase II Activity Notice”) of a proposed scope of such Phase II Activity, including a reasonable description of such activity and the approximate locations of any sampling to be conducted. Purchaser shall notify Seller in writing as soon as practicable after Purchaser has knowledge of any planned Phase II Activity, but in no event later than 5:00 p.m. CST on April 9th, 2021. Following the receipt and review of such Phase II Activity Notice by Seller, Seller shall elect, in its sole discretion, to permit or refuse to permit the conduct of any Phase II Activity by Purchaser; provided, however, that if Seller refuses to permit the conduct of the Phase II Activity, then the Assets with respect to which Purchaser requested permission to conduct such Phase II Activity may, at Purchaser’s option, be excluded from the Assets to be conveyed to Purchaser at Closing (such excluded assets, the “Excluded Phase II Assets”) and the Purchase Price shall be adjusted downward by the Allocated Value of

10 such Asset. Purchaser will coordinate its environmental site assessments and physical inspections of the Assets with Seller to minimize any inconvenience to or interruption of the conduct of business by Seller and shall not impede the efforts of Seller to comply with its obligations under this Agreement. Purchaser will abide by Seller’s and any third party operator’s, safety rules, regulations and operating policies while conducting its environmental assessment of the Assets. Seller is entitled to be present during any assessment of the Assets, and Purchaser will provide to Seller split samples of any samples taken by Purchaser. Upon completion of Purchaser’s due diligence, Purchaser is obligated, at its sole cost and expense and without any cost or expense to Seller, to (i) repair all damage done to the Assets in connection with Purchaser’s due diligence in accordance with recognized industry standards or requirements of third party operators, surface owners, or applicable surface use agreements, (ii) restore the Assets to the approximately same condition than existed prior to commencement of Purchaser’s due diligence, to the full extent of any damage related to Purchaser’s due diligence, and (iii) remove all equipment, tools or other property brought onto the Assets in connection with Purchaser’s due diligence. Any disturbance to the Assets (including any real property or fixtures associated with such Assets) resulting from Purchaser’s due diligence will be promptly corrected by Purchaser. 3.8 Notice of Environmental Defects. “Environmental Defect Value” means the total cost to remediate the Environmental Defect. “Environmental Defect” means the failure of a property to be in material compliance with an Environmental Law or with any Environmental Obligation under any Lease or Existing Contract, or the existence upon or under such property of a condition which requires remediation or corrective action under applicable Environmental Law, Lease or Existing Contract, except for any plugging and abandonment obligations. “Environmental Expert” has the meaning set forth in Section 3.11. “Environmental Information” has the meaning set forth in Section 3.6. “Environmental Law” means any law of any Governmental Authority, as well as any Order or permit issued, promulgated, approved, or entered thereunder, relating to the environment, health and safety, Hazardous Materials (including the use, handling, transportation, production, disposal, discharge or storage thereof), the environmental conditions on, under, or about any of the Assets, including soil, groundwater, and indoor and ambient air conditions or the reporting or remediation of environmental contamination, each as may be applicable to the Assets. Environmental Laws include the Clean Air Act, the Federal Water Pollution Control Act, the Oil Pollution Act, the Safe Drinking Water Act, CERCLA, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, state and local counterparts, and any other federal, state and local law whose purpose is to conserve or protect of the foregoing, the environment, wildlife or natural resources, or workplace health and safety.

11 “Environmental Obligations” means responsibility and liability for any of the following occurrences, events, conditions, and activities on, related to, or attributable to the environmental condition of the Assets: A. Environmental pollution or contamination requiring remediation under applicable Environmental Laws, including pollution or contamination of the soil, groundwater, or air by hydrocarbons, drilling fluid and other chemicals, brine, produced water, NORM, asbestos containing materials, lead based paint, mercury, or any other substance; B. Underground injection activities and waste disposal; C. Clean-up responses, and the cost of remediation, control, assessment, or compliance with respect to surface and subsurface pollution caused by spills, pits, ponds, lagoons, or storage tanks; D. Failure of the Assets to comply with environmental obligations under surface use agreements; E. Disposal on the Assets of any Hazardous Materials, wastes, materials, and products generated by or used in connection with the ownership, development, operation, or abandonment of any part of the Assets; and F. Any material non-compliance with Environmental Laws. “Hazardous Material” means (i) any “hazardous substance,” as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq, (ii) any “hazardous waste” or “solid waste,” in either case as defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., and any analogous state statutes, and any regulations promulgated thereunder, (iii) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any applicable Environmental Laws, (iv) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof, (v) any regulated asbestos-containing materials in any form or condition, (vi) any regulated polychlorinated biphenyls in any form or condition, and (vii) petroleum, petroleum hydrocarbons or any fraction or byproducts thereof. 3.9 Notice of Environmental Defects. Purchaser must deliver to Seller in writing by the Defect Notice Deadline a written notice specifying each alleged Environmental Defect. Written notice of alleged Environmental Defects must: (i) be included in Purchaser’s Phase I or any authorized Phase II report, (ii) describe the Environmental Defect in reasonable detail, (iii) identify all property affected by such Environmental Defect, and (iv) set forth Purchaser’s good faith estimate of the cost to cure such Environmental Defect, including the method and information used in calculating such estimate. 3.10 Environmental Defect Value. Upon timely delivery of a notice under Section 3.9, Purchaser and Seller will in good faith negotiate the validity and the Environmental Defect Value, if any, of the asserted Environmental Defects using the following criteria:

12 A. No single Environmental Defect shall be taken into account as an adjustment unless the Environmental Defect Value of such Environmental Defect is determined to be more than [***] dollars ($[***]) (the “Individual Environmental Defect Threshold”). For the avoidance of doubt, the Environmental Defect Value of a single Environmental Defect that affects multiple Assets shall be the total cost to cure such Environmental Defect with respect to all such Assets. B. Notwithstanding anything to the contrary contained in this Agreement, any reduction in the Purchase Price with respect to Environmental Defects shall be subject to the Aggregate Defect Deductible limitations described in Section 3.12 of this Agreement. It is the intent of the Parties that any adjustment made pursuant to this Agreement with respect to an Environmental Defect shall be made only once and without duplication of any costs or losses included in another asserted Environmental Defect. 3.11 Environmental Defect Remedies. A. Seller has the right, but not the obligation, to cure any Environmental Defect before Closing. B. Seller may, at its election at or prior to Closing, elect to (i) contest the validity of any asserted Defect or any asserted Environmental Defect Value; or (ii) without waiving its right to contest the validity of any asserted Environmental Defect or any asserted Environmental Defect Value, cure some or all of the Environmental Defects submitted by Purchaser; (iii) subject to Section 3.11C, adjust the Purchase Price by an amount equal to the agreed Environmental Defect Value of an asserted Environmental Defect or (iv) keep the Asset affected by the Environmental Defect, in which event such Asset shall become an Excluded Asset and the Purchase Price shall be reduced by the Allocated Value of the affected Asset. C. If Seller and Purchaser are unable to agree on the existence of an Environmental Defect or the Environmental Defect Value of an Environmental Defect within five (5) Business Days after the Defect Notice Deadline, then, subject to Section 3.11A and Section 3.11B, the Parties shall nonetheless proceed to Closing on the Assets subject to such alleged Environmental Defects, and Purchaser shall deposit into an escrow account with an escrow agent to be mutually agreed upon by the Parties (the “Escrow Account”) the aggregate amount of Environmental Defect Values of unresolved Environmental Defects claimed by Purchaser that are contested by Seller (including the Environmental Defect Values claimed by Purchaser for Environmental Defects that Seller has elected to cure). The Parties will exchange their final written offers of resolution with proposed Environmental Defect Values for Environmental Defects that are contested by Seller or that Seller has elected to cure no later than five (5) Business Days after the Closing Date. The disputed Environmental Defects and Environmental Defect Values attributable thereto will be exclusively and finally resolved by expert determination by an environmental consultant that is experienced in environmental corrective action at oil and gas properties in the relevant jurisdiction and has not performed professional services for either Party or any of their respective Affiliates during the previous five (5) years (the “Environmental

13 Expert”). The Environmental Expert will be selected by mutual agreement of Purchaser and Seller within ten (10) days after the Closing Date. If the Parties are unable to agree upon the Environmental Expert, the Environmental Expert shall be selected by the American Arbitration Association. The expert determination proceeding will be held in Houston, Texas. The Parties shall submit their respective positions and evidence to the Environmental Expert within fifteen (15) Business Days after selection of the Environmental Expert. The Environmental Expert will render its decision within thirty (30) Business Days after its selection, and such decision will be final and binding upon the Parties, without right of appeal; the Environmental Expert shall not determine an amount for any Environmental Defect greater than that proposed by the Purchaser or less than that proposed by the Seller in their final, written offer of resolution. The Environmental Expert may not award damages, interest or penalties to either Party with respect to any matter. Seller and Purchaser will each bear its own legal fees and other costs of presenting its case to the Environmental Expert. Each Party will bear one-half of the costs and expenses of the Environmental Expert and any third parties engaged by the Environmental Expert. The Environmental Expert, once appointed, shall have no ex parte communications with any of the parties concerning the determination required hereunder. All communications between any Party and the Environmental Expert shall be conducted in writing, with copies sent simultaneously to the other Party in the same manner, or at a meeting to which the representatives of the Parties have been invited and of which the Parties have been provided at least five (5) days’ notice. The Parties intend that the procedures set forth in this Section 3.11 shall not constitute or be handled as arbitration proceedings under the Federal Arbitration Act or any applicable state arbitration act, and that the provisions of this Section 3.11 shall be specifically enforceable. To the extent the Parties fail to resolve any disputed Environmental Defect Value of an Environmental Defect, then, after the Environmental Expert delivers written notice, after Closing, to Purchaser and Seller of his award with respect to such Environmental Defect Value, within ten (10) Business Days, Purchaser shall be entitled to withdraw from the Escrow Account the amount, if any, so awarded by the Environmental Expert to Purchaser, with respect to any Environmental Defect resolved in Purchaser’s favor, subject to the limitations, threshold and deductible set forth in Section 3.10(a) and Section 3.10(b) and Section 3.12 and the balance of the funds in the Escrow Account with respect to Environmental Defects shall be paid to Seller within ten (10) Business Days of receipt of such written notice. 3.12 Adjustments to the Purchase Price for Uncured Title Defects or Environmental Defects. Notwithstanding anything to the contrary contained in this Agreement, no reduction of the Purchase Price will be made under this Agreement for uncured Title Defects or Environmental Defects except to the extent that the sum of (A) the aggregate Environmental Defect Value of all valid Environmental Defects that individually exceed the Individual Environmental Defect Threshold, plus (B) the aggregate Title Defect Amounts of all valid Title Defects that individually exceed the Individual Title Defect Threshold, equals or exceeds [***] percent ([***]%) of the Purchase Price (the “Aggregate Defect Deductible”), in which event the Purchase Price shall be adjusted downward only by the amount such Title Defect Amounts and Environmental Defect Values exceed [***] percent ([***]%) of the Purchase Price in the aggregate. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER

14 Except as set forth on the schedules to this Agreement (“Seller’s Disclosure Schedule”), as of the date of this Agreement and as of Closing, Seller makes to Purchaser the following representations and warranties: 4.1 Existence and Power. (A) Seller has the power and is authorized to enter into and perform this Agreement and the transactions contemplated by this Agreement; (B) the execution, delivery and performance of this Agreement by Seller, and the transactions contemplated by this Agreement, will not violate (i) any provision of the organizational documents of Seller, (ii) except for the Hard Consents, any material agreement or instrument to which Seller is a party or by which Seller or any of the Assets are bound, (iii) any judgment, Order, ruling, or decree applicable to Seller as a party in interest, or (iv) any law, rule or regulation applicable to Seller relating to the Assets; and (C) this agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms. 4.2 Brokers. Seller has incurred no obligation or liability for brokers’ or finders’ fees relating to the matters provided for in this Agreement which will be the responsibility of Purchaser, and any such obligation or liability that might exist shall be the sole obligation of Seller. 4.3 Claims and Litigation. There are no legal or administrative proceedings, claims or investigations pending or, to Seller’s Knowledge, threatened before any court or administrative body against Seller which, if determined adversely to Seller, would have a Material Adverse Effect on the Assets. 4.4 Compliance. Seller (a) is in compliance in all material respects with the provisions and requirements of all material laws, rules, regulations and Orders applicable to the Assets, and (b) Seller has not received written notice from any Governmental Authority alleging a violation of Environmental Laws relating to the Assets, and to Seller’s Knowledge, no such notice is pending; provided that Seller makes no further representations or warranties regarding compliance with any Environmental Laws, rules, regulations and Orders applicable to the Assets. 4.5 Existing Contracts. Schedule 4.5(a) contains a list of all Contracts to Seller’s actual knowledge. Except as set forth on Schedule 4.5(b), with respect to the Existing Contracts: (A) all Material Existing Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditor’s rights generally, and by general equitable principles; (B) Seller is not in material breach or default of any of its obligations under any Existing Contract; and (C) neither Seller nor, to Seller’s Knowledge, any other party to any Existing Contract has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Existing Contract or any provision thereof. 4.6 Marketing. No hydrocarbons produced from the Assets are subject to a sales Contract that will be binding on the Purchaser (except for those Contracts specifically identified as doing so on Schedule 4.6 and except Contracts terminable without penalty on not more than 30 days’ notice). There are no material gas imbalances between Seller and any third party with respect to the Assets.

15 4.7 Permits. Seller possesses all permits, licenses, certificates, consents, approvals, and other authorizations required of Seller by any Governmental Authority (for purposes of this Section 4.7 collectively, “Permits”), and has made all filings with any Governmental Authority required to be made in the two (2) years preceding the Execution Date, in each case that are material to Seller’s ownership and operation of the Assets; provided, that Seller makes no representations or warranties regarding compliance with any Permits relating to or required by Environmental Laws except where the failure to do so, individually or in the aggregate, would not, or could not reasonably expected to, have a Material Adverse Effect. 4.8 Preferential Purchase Rights and Consents to Assign. Except for (i) Soft Consents, and (ii) Hard Consents and preferential rights listed on Schedule 4.8, the Assets are not subject to any consents to assign or preferential rights to purchase. 4.9 AFEs. As of the date of this Agreement, Seller has received no outstanding Authority For Expenditure (“AFE”) to drill or rework any well or for capital expenditures with respect to the Assets that have been proposed by any person having authority to do so that exceed fifty thousand dollars ($50,000.00) as to Seller’s interest, other than with respect to wells already drilled and completed. 4.10 Taxes. To Seller’s Knowledge, all material taxes and assessments based on or measured by the ownership of property comprising the Assets or the production or removal of hydrocarbons or the receipt of proceeds therefrom (including applicable escheatment requirements) have been timely paid when due and are not in arrears. 4.11 Suspended Funds. There are no suspended funds held by Seller in connection with the Assets that will not be paid to Purchaser at the Closing. 4.12 Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending against, or contemplated by, Seller, or to Seller’s Knowledge, threatened against Seller. 4.13 Rights to Production. Except as disclosed on Schedule 4.13, no person has any call upon, option to purchase, or similar rights with respect to any portion of the production of hydrocarbons from Seller’s interest in the Assets from and after the Effective Time. Seller does not have any outstanding obligations to deliver hydrocarbons produced from or attributable to the Assets in the future, without then or thereafter being entitled to receive full value therefor, on account of prepayments, advance payments, take or pay or similar obligations. 4.14 Payment of Royalties. To Seller’s Knowledge, except for such items that are not yet due or are being held in suspense, all burdens with respect to hydrocarbons produced from the Assets have been timely paid. 4.15 Equipment. To Seller’s Knowledge, the tangible personal property included in the Assets, taken as a whole, has not been damaged as to render such tangible personal property inadequate for normal operation of the Assets consistent with standard industry practice in the areas in which they are operated and with operations as currently conducted, ordinary wear and tear excepted.

16 4.16 Surface Restrictions. Except as set forth in Schedule 4.16, none of the Leases are subject to any restrictions on Seller’s use of the surface in connection with hydrocarbon operations that would materially affect such use or operations as currently conducted, and no Lease is burdened by any lien or other encumbrance (other than Permitted Encumbrances) that contains any such restrictions. 4.17 Liens. There are no contractual Liens on the Assets granted by Seller or its Affiliates to secure indebtedness for borrowed money (the “Indebtedness”). 4.18 Condemnation. There is no pending or, to Seller’s Knowledge, threatened taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation or the threat of condemnation. 4.19 Non-Consent Operations. Seller has elected to participate in each operation or activity proposed with respect to the Assets for which a non-consent could result in any of Seller’s interest in any Assets becoming subject to a reduction, penalty or forfeiture as a result of such election not to participate in such operation or activity, except to the extent reflected in the net revenue interest and working interest columns set forth in Exhibit A and Exhibit B. 4.20 Affiliate Interests. No affiliate of Seller has any interest in the Assets or any right, title or interest to any assets or properties that would otherwise be included in the definition of “Assets” hereunder if such assets or interests were owned by Seller. EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, AND DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASER (INCLUDING ANY OPINION, INFORMATION OR ADVICE WHICH MAY HAVE BEEN PROVIDED TO PURCHASER BY ANY AFFILIATE, OFFICER, DIRECTOR, MEMBER, PARTNER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF SELLER OR BY ANY INVESTMENT BANK OR INVESTMENT BANKING FIRM, ANY PETROLEUM ENGINEER OR ENGINEERING FIRM, SELLER’S COUNSEL OR ANY OTHER AGENT, CONSULTANT OR REPRESENTATIVE). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, UNDER STRICT LIABILITY, BY STATUTE, OR OTHERWISE RELATING TO (A) THE TITLE TO ANY OF THE ASSETS OR THE VALIDITY OR STATUS OF ANY LEASE, (B) THE CONDITION OF THE ASSETS (INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), IT BEING DISTINCTLY UNDERSTOOD THE ASSETS ARE BEING SOLD “AS IS”, “WHERE IS” AND “WITH ALL FAULTS AS TO ALL MATTERS”, (C) ANY INFRINGEMENT BY SELLER OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY (D) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL)

17 FURNISHED TO PURCHASER BY OR ON BEHALF OF SELLER (INCLUDING WITHOUT LIMITATION, IN RESPECT OF GEOLOGICAL AND ENGINEERING DATA, THE EXISTENCE OR EXTENT OF OIL, GAS OR THE MINERAL RESERVES, THE RECOVERABILITY OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER CLOSING), AND (E) THE ENVIRONMENTAL CONDITION AND OTHER CONDITION OF THE ASSETS AND ANY POTENTIAL LIABILITY, INCLUDING STRICT LIABILITY, ARISING FROM OR RELATED TO THE ASSETS. Except for the representations and warranties of Seller set forth in Sections 4.1, 4.2 and 4.3, which shall survive the Closing indefinitely, the representations and warranties of Seller set forth in this Article IV shall survive for [***] months following the Closing (provided that the representations and warranties of Seller set forth in Section 4.15 such shall survive for [***] months following the Closing). For purposes of this Article IV, “Seller’s Knowledge” means the actual knowledge of the following persons, without duty of inquiry: Nozomu Nagai, Senior Vice President, Upstream Business Department, Tokyo Gas America Ltd., Shu Saito, General Manager, Upstream Business Department, Tokyo Gas America, Ltd., Junjiro Sugimoto, Deputy General Manager, Upstream Business Department, Tokyo Gas America, Ltd., Trey Blakely, Senior Landman, Upstream Business Department, Tokyo Gas America, Ltd., and Timothy Roller, General Counsel, Tokyo Gas America, Ltd. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER As of the date of this Agreement and as of Closing, Purchaser makes to Seller the following representations and warranties: 5.1 Existence and Power. Purchaser has the power and is authorized to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated by this Agreement, will not violate (A) any provision of the organizational documents of Purchaser, (B) any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, (C) any judgment, Order, ruling, or decree applicable to Purchaser as a party in interest, or (D) any law, rule or regulation applicable to Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms. 5.2 Brokers. Purchaser has incurred no obligation or liability for brokers’ or finders’ fees relating to the matters provided for in this Agreement which will be the responsibility of Seller, and any such obligation or liability that might exist shall be the sole obligation of Purchaser. 5.3 Claims and Litigation. There are no legal or administrative proceedings, claims or investigations pending or, to the best of Purchaser’s knowledge, threatened before any court or administrative body against Purchaser which, if determined adversely to Purchaser, would have a Material Adverse Effect on Purchaser’s ability to consummate the transactions contemplated by the Agreement.

18 5.4 No Distribution. Purchaser is acquiring the Assets for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules or regulations. 5.5 Knowledge and Experience. Purchaser has (and had prior to negotiations regarding the Assets) such knowledge and experience in the ownership and the operation of oil and gas properties and financial and business matters as to be able to evaluate the merits and risks of an investment in the Assets. Purchaser is able to bear the risks of an investment in the Assets and understands the risks of, and other considerations relating to, a purchase of the Assets. 5.6 Sufficient Funds. Purchaser has sufficient funds readily available, or written commitments from financing sources to make the necessary funds readily available, to pay the Purchase Price and consummate the transactions contemplated by this Agreement. 5.7 Independent Investigation. Except for the representations and warranties expressly made by Seller in Article 4 of this Agreement, the Assignment and Bill of Sale, or the certificate to be delivered to Purchaser pursuant to Section 7.2(b) of this Agreement, Purchaser acknowledges and affirms that it has had full access to information with respect to the Assets, and that Purchaser has made its own independent investigation, analysis and evaluation of the Assets (including Purchaser’s own estimate and appraisal of the extent and value of the reserves attributable to the Assets and an independent assessment and appraisal of the environmental risks associated with the acquisition of the Assets). The representations and warranties of the Purchaser set forth in this Article V shall survive Closing for a period of One hundred twenty (120) days after the Closing Date and thereafter be of no further force or effect with the exception of those in Sections 5.1, 5.2 and 5.3, which shall not expire. ARTICLE VI PRE-CLOSING OBLIGATIONS OF SELLER 6.1 Interim Operations. From the Execution Date until Closing (the “Interim Period”), Seller shall consult with Purchaser with respect to all material decisions to be made with respect to the operation of the Assets. Seller shall act with respect to the Assets in good faith and in accordance with past practices and the ordinary course of business, shall exercise reasonable diligence in safeguarding and maintaining secure and confidential all geophysical and geological data and confidential reports and data in its possession relating to the Assets, and shall not transfer, sell, or otherwise dispose of any of the Assets without the express written consent of Purchaser (other than hydrocarbons produced from the Wells in the ordinary course of business). 6.2 Permissions. A. During the Interim Period, Seller shall use commercially reasonable efforts to obtain all permissions, approvals, consents and waivers of preferential rights of purchase by third parties, Governmental Authorities and others as may be required to consummate the sale contemplated by this Agreement, including all Hard Consents and Soft Consents. Within five (5) business days following the Execution Date, Seller shall send all notices

19 required in connection with preferential rights of purchase by third parties and shall provide Purchaser with copies of such notices. B. If a party from whom a waiver of a preferential right is requested refuses to give such a waiver, Seller shall tender to such party the required interest in the Asset at a price equal to the Allocated Value specified for such Asset in Exhibit C, proportionately reduced if less than the entire Asset must be tendered, and to the extent that such preferential right is exercised by such party, and such interest in such Asset is actually sold to such party, such Asset (or portion thereof) will be excluded from this Agreement and the Purchase Price reduced by the Allocated Value (or portion thereof) for such Asset. C. If a Hard Consent to assign is not obtained by Seller prior to Closing, Seller shall have the option to exclude the applicable Asset (or portion thereof) from this transaction, and if Seller so elects, the Purchase Price shall be adjusted downward by the Allocated Value of such Asset (or portion thereof). 6.3 Transfer of Operations. At the Closing, to the extent applicable, Seller will resign as operator of any of the Assets operated by Seller and Seller and Purchaser will execute and record such forms as may be required to transfer operations of such Assets to Purchaser, and Purchaser will become operator of such Assets and will assume and be responsible for all duties and obligations of the operator of such Assets. ARTICLE VII CLOSING 7.1 Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur at Seller’s office at 10:00 a.m. (prevailing Central Time) on or before April 30th, 2021 (“Closing Date”) or at such other time, manner and place as the Parties agree, or if mutually agreeable among the Parties, Closing may occur by an exchange of signature pages by facsimile or by electronic image scan transmission in PDF format. 7.2 Conditions to Purchaser’s Obligation to Close. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by Purchaser, at or prior to the Closing, of each of the following conditions: A. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). Unless otherwise waived by Purchaser, Purchaser shall have received a certificate of Seller to such effect signed by a duly authorized officer. B. Each covenant and agreement that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects and Purchaser shall have received a certificate of Seller to such effect signed by a duly authorized officer.

20 C. No Governmental Authority shall have enacted, issued, promulgated, or entered any Order or law which is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or would cause any of such transactions to be rescinded following the Closing or would otherwise be reasonably expected to have a Material Adverse Effect. D. Each of the deliveries required to be made to Purchaser pursuant to Section 7.4 shall have been so delivered (or Seller shall be ready, willing, and able to make such deliveries). E. The aggregate of the reductions in the Purchase Price for uncured Environmental Defects, Excluded Phase II Assets and uncured Title Defects under this Agreement shall not exceed fifteen percent (15%) of the Purchase Price in the aggregate. In the event that (i) Closing has not occurred in accordance with Section 7.1 on or before Closing Date, (ii) Purchaser is not otherwise obligated under the terms of this Agreement to close and (iii) Purchaser has not breached its obligations hereunder in any material respect, then Purchaser shall have the right to terminate this Agreement by written notice to Seller. If this Agreement is terminated pursuant to the foregoing sentence, except as provided in Section 2.3 of this Agreement, this Agreement shall forthwith become void and the Parties shall have no liability or obligation hereunder except and to the extent such termination results from the willful breach by a Party of any of its covenants or agreements hereunder, in which case the non-breaching Party shall have the right to seek all remedies available at law or in equity, including specific performance, for such willful breach. 7.3 Conditions to Seller’s Obligation to Close. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by Seller, at or prior to the Closing, of each of the following conditions: A. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). Unless otherwise waived by Seller, Seller shall have received a certificate of Purchaser to such effect signed by a duly authorized officer. B. Each covenant and agreement that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects and Seller shall have received a certificate of Purchaser to such effect signed by a duly authorized officer. C. No Governmental Authority shall have enacted, issued, promulgated or entered any Order or other law which is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or would cause any of such transactions to be rescinded following the Closing. D. Each of the deliveries required to be made to Seller pursuant to Section 7.4 shall have been so delivered (or Purchaser shall be ready, willing, and able to make such deliveries).

21 E. The aggregate of the reductions in the Purchase Price for uncured Environmental Defects, Excluded Phase II Assets and uncured Title Defects under this Agreement shall not exceed fifteen percent (15%) of the Purchase Price in the aggregate. In the event that (i) Closing has not occurred in accordance with Section 7.1 on or before Closing Date, (ii) Seller is not otherwise obligated under the terms of this Agreement to close and (iii) Seller has not breached its obligations hereunder in any material respect, then Seller shall have the right to terminate this Agreement by written notice to Purchaser. If this Agreement is terminated pursuant to the foregoing sentence, except as provided in Section 2.3 of this Agreement, this Agreement shall forthwith become void and the Parties shall have no liability or obligation hereunder except and to the extent such termination results from the willful breach by a Party of any of its covenants or agreements hereunder, in which case the non-breaching Party shall have the right to seek all remedies available at law or in equity, including specific performance, for such willful breach. 7.4 Closing Obligations. At the Closing, A. Seller and Purchaser shall execute, acknowledge and deliver an Assignment and Bill of Sale in substantially the form of Exhibit D. B. Seller shall deliver to Purchaser a non-foreign entity affidavit in the form of Exhibit E. C. Seller and Purchaser shall execute such other instruments, including change of operator forms and letters-in-lieu, and take such other action as may be necessary or advisable to carry out their respective obligations under this Agreement. D. Seller and Purchaser shall execute and deliver any forms, documents or instruments required to transfer operatorship of the Assets operated by Seller to Purchaser. E. Seller and Purchaser shall execute and deliver any forms, documents or instruments required to transfer to Purchaser all of Seller’s interest in any suspense funds held by any operator of the Assets as of the Closing. F. Purchaser shall pay to Seller the adjusted Purchase Price. 7.5 Certain Definitions. For purposes of this Agreement, the below terms have the respective meanings set forth below. A. “Affiliates” with respect to any Person, means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person is deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Agreement.

22 B. “Business Day” means each calendar day except Saturdays, Sundays and Federal holidays. C. “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national, or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, or instrumentality, court, tribunal, arbitrator, or arbitral body (public or private); (ii) any self- regulatory organization; or (iii) any political subdivision of any of the foregoing. D. “Hard Consent” means a consent that, if Closing were to occur without having obtained such consent would (a) cause the assignment of the Asset(s) affected thereby to Purchaser to be void or voidable (b) cause the termination of a Contract or Lease, or (c) require the payment of a fee. E. “Material Adverse Effect” means any adverse effect that individually or in the aggregate on the ownership, operation, or value of the Assets, as currently operated, which is or would reasonably likely be material to the ownership, operation, or value of the Assets, taken as a whole; provided, however, that the following will be deemed not to constitute, create, or cause a Material Adverse Effect: any changes, circumstances, or effects that (i) affect generally the oil and gas industry, such as fluctuations in the price of commodities, industry inputs, or hydrocarbons, (ii) result from international, national, regional, state, or local economic conditions, (iii) result from general developments or conditions in the oil and gas industry, (iv) result from changes in laws (including regulatory or enforcement policy) applicable to Seller or its affiliates, (v) result from any of the transactions contemplated by this Agreement and any public announcement thereof, (vi) result from the failure of a Governmental Authority to act or omit to act pursuant to law, (vii) result from acts of God or natural disasters, (viii) result from an outbreak or escalation of hostilities (whether nationally or internationally), or the occurrence of any other calamity or crisis (whether nationally or internationally), including terrorist attacks, or (ix) result from a condition that is cured or eliminated on or before Closing. F. “Material Existing Contract” means, to the extent binding on the Assets or Purchaser’s ownership thereof after Closing, any Existing Contract(s) that can reasonably be expected to result in gross revenue per fiscal year in excess of one hundred thousand dollars ($100,000.00) or can reasonably be expected to result in expenditures per fiscal year in excess of one hundred thousand dollars ($100,000.00), in each case, net to the aggregate interests of Seller. G. “Order” means any writ, judgment, decree, injunction, or similar order, writ, ruling directive, or other similar requirement of any Governmental Authority (in each such case whether preliminary or final). H. “Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

23 I. “Soft Consent” means (i) consents and approvals from one or more Governmental Authority for the assignment of the Assets to Purchaser that are customarily obtained after such assignment of properties similar to the Assets, (ii) any consents and approvals which cannot be unreasonably withheld by the holder thereof; and (iii) any consents that would be Hard Consents but which consent or approval has been granted in writing prior to the Closing Date. ARTICLE VIII POST-CLOSING OBLIGATIONS 8.1 Assumption and Indemnity by Purchaser. From and after the Closing, subject to the adjustments set forth in Sections 2.1 and 8.4 of this Agreement, and except with respect to the Excluded Liabilities, Purchaser assumes and agrees to pay, perform and discharge all costs, obligations, and liabilities that are attributable to or otherwise relate to the Assets, whether arising before, on or after the Effective Time, including all costs and liabilities arising out of the obligation to (A) plug and abandon or remove and dispose of all wells, platforms, structures, flow lines, pipelines and other equipment, pits and holding ponds now or hereafter located on the lands covered by the Leases, (B) cap and bury all flow lines and other pipelines now or hereafter located on the lands covered by the Leases, (C) remedy all environmental liabilities, obligations and claims with respect to the Assets and (D) pay working interests, royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of hydrocarbons relating to the Assets, including those held in suspense. Without limitation of the foregoing, Purchaser agrees to fulfill, perform, pay, and discharge (or cause to be fulfilled, performed, paid or discharged) any and all of the obligations and liabilities, or alleged or threatened obligations and liabilities for environmental claims (including claims arising from the presence of naturally occurring radioactive material (NORM), asbestos, other hazardous substances and/or environmental contaminants), environmental law violations, losses, damages, costs, expenses, diminution in value, suits, causes of action or any kind or character, with respect to the Assets. Purchaser agrees to assume and perform any and all of the liabilities and obligations for the lawful plugging and abandonment of oil and gas wells and the restoration of the surface of the land with respect to the Leases, and, further, to indemnify and hold harmless the Seller from any and all plugging and abandonment and surface restoration requirements imposed by any Governmental Authority, surface owner or mineral owner with respect to the Assets. Purchaser shall indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) that are attributable to (i) the ownership and operation of the Assets or otherwise relate to the Assets, whether arising before, on or after the Effective Time, or (ii) any breach of any representation, warranty or covenant made by Purchaser in this Agreement, subject to the express terms of this Agreement as to the survival thereof. Notwithstanding anything herein to the contrary, Purchaser has no obligation to assume, any obligations or liabilities of Seller to the extent that they are Excluded Liabilities. 8.2 Compliance With Express Negligence Test. THE PARTIES AGREE THAT THE OBLIGATIONS UNDER THIS AGREEMENT OF THE INDEMNIFYING PARTY TO INDEMNIFY THE INDEMNIFIED PARTY WILL BE WITHOUT REGARD TO THE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFIED PARTY, WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE. The foregoing is a specifically bargained for allocation of risk

24 among the Parties, which the Parties agree and acknowledge satisfies the express negligence rule and conspicuousness requirement under Texas law. 8.3 Indemnity by Seller. From and after the Closing, Seller shall defend, indemnify and hold harmless Purchaser from any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys’ fees) that are attributable following: A. Ownership, operation or use of the Excluded Assets by Seller, whether arising on or after the Effective Time, B. The Excluded Liabilities; C. any (i) personal injury or death, and (ii) third party property damage, fines, or penalties, in each case only to the extent related to the ownership or operation of the Assets by Seller and arising solely from events occurring prior to the Closing; D. any offsite disposal by Seller, prior to the Closing, of waste arising from the operation or use of the Assets; and E. any breach of any representation, warranty or covenant made by Seller in this Agreement, subject to the express terms of this Agreement as to the survival thereof. Except for Seller’s indemnity obligations with respect to Section 8.3A, which shall survive the Closing indefinitely, Seller will have no liability for any claims under this Agreement (i) unless (x) on or before [***] after the Closing Date for claims brought under Section 8.3B, Section 8.3C(ii) and Section 8.3E, or (y) on or before the expiration of the statute of limitations for claims brought under Section 8.3C(i) and Section 8.3D, Purchaser notifies Seller of the claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser and (ii) unless and until, and then only to the extent that, the aggregate amount of all such claims shall exceed [***] percent ([***]%) of the unadjusted Purchase Price (except for claims related to Excluded Liabilities) (such amounts in excess being “Covered Liabilities”). Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller will have no liability for Covered Liabilities or any other claims under this Agreement to the extent that the aggregate amount of Covered Liabilities and such other claims exceeds [***] percent ([***]%) of the unadjusted Purchase Price (except for claims related to Excluded Liabilities). 8.4 Preferential Purchase Rights. If one or more persons claim they hold a preferential purchase right in any of the Assets and notify Seller or Purchaser after Closing but within the period such right may be exercised that they intend to exercise such alleged preferential purchase right, the applicable Seller or Purchaser shall notify the other Parties of such claim, and except in violation of the representations and warranties of Seller hereunder, Purchaser shall be responsible for satisfying all such preferential purchase rights, if any, to the holders thereof and Purchaser shall protect, indemnify and hold Seller harmless from and against any and all claims, liabilities, losses, costs and reasonable attorney’s fees in connection therewith. 8.5 Settlement Statements. The transfer of the Assets is being made effective as of the Effective Time, and, subject to the terms of this Agreement (A) Purchaser shall be entitled to all benefits, revenues and income from the Assets (including, without limitation, any oil, gas or

25 other minerals produced and saved from or allocable to the Assets), and shall bear all operating and other costs and expenses incurred in connection with the Assets attributable to periods on or after the Effective Time, and (B) Seller shall be entitled to all benefits, revenues and income from the Assets (including, without limitation, any oil, gas or other minerals produced and saved from or allocable to the Assets), and shall bear all operating and other costs and expenses incurred in connection with the Assets attributable to periods prior to the Effective Time. The Parties will use their best efforts to agree on a preliminary settlement agreement prior to the Closing Date to properly allocate revenues, expenses and ad valorem, severance or other taxes between Seller and Purchaser based on their respective ownership of the Assets relative to the Effective Time. Seller and Purchaser agree that the Parties will periodically account to each other for such revenues, expenses and taxes and shall in good faith attempt to conclude a post-closing settlement of such items no later than one hundred fifty (150) days following Closing, Seller shall prepare and deliver to Purchaser a final, post-closing settlement statement consistent with the provisions of this Agreement. Purchaser and Seller will in good faith negotiate to resolve all disputes associated with the post-closing settlement statement within one hundred eighty (180) days following Closing, and any adjustments from the Purchase Price paid at Closing shall be paid to the appropriate Party by the obligated Party. Once the post-closing settlement statement is mutually agreed upon by Seller and Purchaser, such post-closing settlement statement shall be final and binding on the Parties as to the responsibility for operating costs and expenses associated with the ownership and operation of the Assets, but only with respect to the matters described therein. 8.6 Cooperation. After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement. lo ARTICLE IX TAXES 9.1 Apportionment of Ad Valorem and Property Taxes. All ad valorem taxes, real property taxes, personal property taxes, and similar obligations relating to the Assets (collectively “Property Taxes”) with respect to the tax period in which the Effective Time occurs shall be apportioned as of the Effective Time between Seller and Purchaser. The Parties will make settlement of all Property Taxes by estimating the Property Taxes to be due for the tax period in which the Effective Time occurs based on the Property Taxes assessed and paid for the immediately prior tax period. Such settlement of taxes shall be part of the preliminary and post- closing settlement statements between the Parties. 9.2 Sales Taxes. Purchaser shall pay all sales taxes or other transfer taxes, if any, in connection with the sale of the Assets. Purchaser shall be responsible for any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to this Agreement. 9.3 Other Taxes. All production, severance, excise and other taxes (other than income taxes, which shall be the sole responsibility of each Party as to their own income taxes) relating to production of oil, gas and condensate attributable to the Assets prior to the Effective Time shall be

26 paid by Seller, and all such taxes relating to such production on or after the Effective Time shall be paid by Purchaser. ARTICLE X MISCELLANEOUS 10.1 Exclusive Remedy. THE PARTIES HAVE VOLUNTARILY AGREED TO DEFINE THEIR RIGHTS, LIABILITIES AND OBLIGATIONS RESPECTING THE SUBJECT MATTER OF THIS AGREEMENT EXCLUSIVELY IN CONTRACT PURSUANT TO THE EXPRESS TERMS AND PROVISIONS OF THIS AGREEMENT, AND, WITHOUT LIMITING THE RIGHT OF ANY PARTY TO RELY ON THE REPRESENTATIONS AND WARRANTIES MADE TO SUCH PARTY IN Article IV OR Article V, AS APPLICABLE, (SUBJECT TO THE EXPRESS TERMS OF THIS AGREEMENT AS TO THE SURVIVAL THEREOF), THE PARTIES EXPRESSLY DISCLAIM THAT THEY ARE OWED ANY DUTIES OR ARE ENTITLED TO ANY REMEDIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. FURTHERMORE, EACH PARTY HEREBY ACKNOWLEDGES THAT THIS AGREEMENT EMBODIES THE JUSTIFIABLE EXPECTATION OF SOPHISTICATED PARTIES DERIVED FROM ARM’S LENGTH NEGOTIATIONS, AND ALL PARTIES TO THIS AGREEMENT SPECIFICALLY ACKNOWLEDGE THAT NO PARTY HAS ANY SPECIAL RELATIONSHIP WITH ANOTHER PARTY THAT WOULD JUSTIFY ANY EXPECTATION BEYOND THAT OF AN ORDINARY BUYER AND AN ORDINARY SELLER IN AN ARM’S LENGTH TRANSACTION. THE SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE TERMS AND PROVISIONS OF THIS AGREEMENT (INCLUDING ANY REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN SUBJECT TO THE EXPRESS TERMS OF THIS AGREEMENT AS TO THE SURVIVAL THEREOF) WILL BE THOSE RIGHTS TO INDEMNIFICATION AND THOSE REMEDIES PROVIDED IN THIS AGREEMENT (AS SUCH RIGHTS TO INDEMNIFICATION AND REMEDIES MAY BE FURTHER LIMITED OR EXCLUDED PURSUANT TO THE EXPRESS TERMS OF THIS AGREEMENT), AND, WITHOUT LIMITING THE RIGHT OF ANY PARTY TO RELY ON THE REPRESENTATIONS AND WARRANTIES MADE TO SUCH PARTY IN Article IV OR Article V HEREIN (SUBJECT TO THE EXPRESS TERMS OF THIS AGREEMENT AS TO THE SURVIVAL THEREOF), THE PARTIES HEREBY WAIVE AND RELEASE ANY AND ALL TORT CLAIMS AND CAUSES OF ACTION THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY TORT CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT). WITHOUT LIMITATION OF THE FOREGOING, FROM AND AFTER THE CLOSING, THE SOLE AND EXCLUSIVE REMEDY OF PURCHASER FOR ANY AND ALL (A) CLAIMS RELATING TO ANY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT (SUBJECT TO THE EXPRESS TERMS OF THIS AGREEMENT AS TO THE SURVIVAL THEREOF), (B) OTHER CLAIMS PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT AND (C) OTHER CLAIMS RELATING TO THE ASSETS AND THE PURCHASE AND SALE THEREOF WILL BE (1) ANY RIGHT TO INDEMNIFICATION FROM SUCH CLAIMS OR REMEDIES THAT ARE EXPRESSLY PROVIDED IN THIS AGREEMENT (AS SUCH RIGHT TO

27 INDEMNIFICATION OR REMEDIES MAY BE FURTHER LIMITED OR EXCLUDED PURSUANT TO THE EXPRESS TERMS OF THIS AGREEMENT), AND IF NO SUCH RIGHT TO INDEMNIFICATION OR REMEDY IS EXPRESSLY PROVIDED HEREIN, THEN SUBJECT TO THE FOLLOWING SUB-CLAUSE (2), SUCH CLAIMS ARE HEREBY WAIVED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND (2) THE RIGHT TO SEEK AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THE TERMS OF THIS AGREEMENT OR SPECIFIC PERFORMANCE OF THE TERMS HEREOF, IN EACH CASE, FROM A COURT OF COMPETENT JURISDICTION. For purposes of this Section 10.1, “Claim” means any and all demands, losses, liabilities, damages, obligations, expenses, fines, penalties, costs, claims, causes of action, and judgments for: (i) breach of contract; (ii) loss or damage to property, injury to or death of persons (including illness and disease), and other tortious injury only to the extent and in the event that, the acts, omissions, events or circumstances giving rise thereto, arose or occurred after the Closing Date; or (iii) violations of applicable laws, Orders, or any other legal right or duty actionable at law or equity. The term “Claims” also includes reasonable attorneys’ fees, court costs, and other reasonable costs resulting from the investigation or defense of any Claim. 10.2 Entire Agreement. This Agreement, including Exhibits A through E, attached hereto and incorporated herein, constitutes the entire agreement between the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions of the Parties, whether oral or written. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties. 10.3 Interpretation. All references in this Agreement to articles, sections and other subdivisions refer to corresponding articles, sections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Derivatives and other forms of the terms defined in this Agreement shall have meanings consistent with the definitions herein provided. The term “including” (or “included”) shall be deemed to be followed by the phrase “but not limited to.” Unless otherwise expressly provided herein, any reference herein to a “day” shall refer to a calendar day. Time is of the essence of this Agreement. The word “or” will be disjunctive but not exclusive. 10.4 Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any assignment made without such consent shall be void. Subject to this Section 10.4, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns and legal representatives.

28 10.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law rules that would require the application of the laws of another state. 10.6 Notices. Any notice required or permitted by this Agreement shall be given in writing by personal service, overnight delivery service, facsimile, email, or by certified mail, return receipt requested, postage prepaid, as follows: If to Purchaser: Evolution Petroleum Corporation 1155 Dairy Ashford Road, Suite 425 Houston, Texas 77079 Attention: Jason Brown Email:jbrown@evolutionpetroleum.com If to Seller: TG Barnett Resources LP 5051 Westheimer Road, Suite 1900 Houston, Texas 77056 Attention: Mr. Nozomu Nagai Email:tgbr@tgamerica.com (or such other address as designated in writing by either Party to the other) and shall be deemed to have been given as of the date of receipt by the intended Party. 10.7 Like-Kind Exchange. Either Party may elect to effect a tax-deferred exchange under Code Section 1031 (a “Tax Deferred Exchange”) for all or part of the Assets by delivering a written notice to the other Party five (5) days prior to the Closing Date. If a Party elects to effect a Tax-Deferred Exchange (“Electing Party”), the other Party agrees to execute escrow instructions, documents, agreements or instruments to effect the exchange; provided, however, that the other Party incurs no additional costs, expenses, fees or liabilities as a result of or connected with the exchange. Seller and Purchaser may assign any of their respective rights and delegate performance of any of their respective duties under this Agreement in whole or in part to a third party in order to effect such an exchange; provided, however, that the Electing Party will remain responsible to the other Party for the full and prompt performance of its respective delegated duties. The Electing Party will indemnify and hold other Party harmless from and against all claims resulting from its participation in any exchange undertaken pursuant to this Section 10.7 pursuant to the request of the Electing Party. 10.8 Damages. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL

29 OR PUNITIVE DAMAGES SUFFERED OR INCURRED BY ANY PARTY TO THIS AGREEMENT. 10.9 Other Disputes. Excepting as otherwise described herein for other disputes, controversies or claims (such as in Section 3.11.C), any dispute, controversy, or claim arising out of or in connection with this Agreement or its subject matter, whether in tort, contract, under statute or otherwise, including any question regarding its existence, validity, interpretation, breach or termination shall be finally settled by arbitration in accordance with the Rules of Arbitration of the American Arbitration Association (“Rules”) by three arbitrators appointed in accordance with the said Rules, and the award rendered by arbitration shall be final and binding on both Parties. The place of arbitration will be Houston, Texas, and the language of the arbitration will be English. All other disputes arising out of this Agreement not resolved by the included dispute resolution processes will be subject to the exclusive jurisdiction and venue of the state courts located in Harris County, Texas and the federal courts located in the Southern District of Texas and each Party hereby consents to the personal jurisdiction thereof. 10.10 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties and their respective heirs, successors and assigns, any rights or remedies under or by reason of this Agreement or to constitute such person a third party beneficiary of this Agreement. 10.11 Press Releases. The Parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public announcements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other Party. 10.12 Casualty Loss. If prior to the Closing Date any portion of the Assets is destroyed or taken as a result of a casualty or taking (a “Casualty Loss”) and the aggregate amount of any such Casualty Loss exceeds Twenty Percent (20%) of the Purchase Price determined based, either Party may terminate this Agreement. If either Party elects to terminate this Agreement pursuant to the previous sentence, Purchaser will be entitled to a refund of the Deposit Amount upon such termination. If the aggregate amount of any such Casualty Loss is Twenty Percent (20%) or less of the Purchase Price, Purchaser will nevertheless be required to close and such Casualty Loss shall be treated as a Purchase Price adjustment equal to the lesser of: (A) the Allocated Value of the Asset affected by such Casualty Loss or (B) the amount of such Casualty Loss. Seller will not voluntarily compromise, settle or adjust any Casualty Loss without prior consultation with Purchaser. In such event, all rights to insurance proceeds and claims against third parties related to such Casualty Loss shall belong to Seller. 10.13 Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

30 10.14 Execution in Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute for all purposes one agreement. The exchange of copies of this Agreement and any documents executed pursuant to or in connection with this Agreement, and of signature pages to such documents by facsimile or by electronic image scan transmission in PDF format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. [Signatures on Following Page]

31 IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement effective as of the Effective Time. SELLER: TG BARNETT RESOURCES LP By: /s/ KAZUYA KURIMOTO Name: Kazuya Kurimoto Title: President PURCHASER: EVOLUTION PETROLEUM CORPORATION By: /s/ JASON BROWN Name: Jason Brown Title: President and Chief Executive Officer List of Exhibits Exhibit A Lands and Leases Exhibit B Wells Exhibit C Allocated Values Exhibit D Form of Assignment and Bill of Sale Exhibit E Form of Non-Foreign Affidavit Exhibit F Minerals Exhibit G Fee Surface Seller’s Disclosure Schedule Schedule 1.2C Assumed Contracts Schedule 1.3 Excluded Assets Schedule 4.5 Existing Contracts Schedule 4.6 Marketing Schedule 4.8 Hard Consents Schedule 4.13 Rights to Production Schedule 4.16 Surface Restrictions